Kenvue Reports Second Quarter 2025 Results
•Net Sales (4.0)%; Organic Sales1 (4.2)%

•Diluted EPS was $0.22; Adjusted Diluted EPS1 was $0.29

•Continues to Advance Ongoing Review of Strategic Alternatives, While Taking Actions to Accelerate Profitable Growth Under the New Executive Team

•Revises Outlook for FY’25

SUMMIT, N.J. August 7, 2025 – Kenvue Inc. (NYSE: KVUE) today announced financial results for the second quarter ended June 29, 2025.

“Kenvue has a strong portfolio of world-class, category-defining brands. We are actively focused on improving execution and performance, while advancing the comprehensive strategic alternatives review, to deliver our inherent value,” said Kirk Perry, Interim Chief Executive Officer. “I’m thrilled to take on this new role at such an important time for the Company and am committed to ensuring we have the right talent, brand portfolio, and operational foundation in place to accelerate profitable growth and best position Kenvue to realize its full potential.”

Second Quarter Summary
•Net sales decreased 4.0% vs the prior year period, primarily reflecting Organic sales1 decline of 4.2% slightly offset by foreign currency benefit of 0.3%.
•Gross profit margin was 58.9% vs 59.1% in the prior year period. Adjusted gross profit margin1 was 60.9% vs 61.6% in the prior year period.
•Operating income margin was 18.0% vs 3.9% in the prior year period. Adjusted operating income margin1 was 22.7% vs 22.8% in the prior year period.
•Diluted earnings per share were $0.22 vs $0.03 in the prior year period. Adjusted diluted earnings per share1 were $0.29 vs $0.32 in the prior year period.
•The Company is revising its outlook for Full Year 2025 to reflect year-to-date results as well as the underlying business and market conditions.
•In July, the Board announced a Chief Executive Officer transition and appointed Kirk Perry, current Kenvue Director, as Interim Chief Executive Officer, effective July 14, 2025. This follows the selection of Amit Banati as the Company’s new Chief Financial Officer, effective May 12, 2025.
•The Board continues to advance the ongoing comprehensive review of strategic alternatives to unlock shareholder value.

Second Quarter 2025 Financial Results

Net Sales and Organic Sales
Second quarter 2025 Net sales decreased 4.0% vs the prior year period, primarily reflecting Organic sales decline of 4.2% slightly offset by foreign currency benefit of 0.3%. Organic sales decline was driven by unfavorable value realization of 0.9%, reflecting planned strategic price investments, and 3.3% volume decline, which was impacted by sequential deceleration in category growth rate, weak allergy and sun seasons in North America, trade inventory fluctuations in certain customers, and changes in shipment timing versus last year in China.

Gross Profit Margin and Operating Income Margin
Second quarter 2025 Gross profit margin contracted 20 basis points to 58.9% from 59.1% in the prior year period. Adjusted gross profit margin declined 70 basis points to 60.9% from 61.6% in the prior year period. The year-over-year change in both measures reflects the impact from unfavorable mix, inflationary and foreign exchange headwinds, as well as strategic price investment, which more than offset savings from productivity gains attributable to our global supply chain optimization initiatives.

Second quarter 2025 Operating income margin was 18.0% vs 3.9% in the prior year period, with the prior year figure impacted by non-cash charges related to asset impairment. Second quarter 2025 Adjusted operating income margin was 22.7% vs 22.8% in the prior year period. The year-over-year change in both measures reflects the year-over-year decline in Gross profit margin and Adjusted gross profit margin, partially offset by savings from Our Vue Forward, as well as quarterly phasing of brand support.

Interest Expense, Net and Taxes
Second quarter 2025 Interest expense, net was $94 million vs $92 million in the prior year period.

Second quarter Effective tax rate was 28.6% vs 10.8% in the prior year period. The Adjusted effective tax rate1 was 26.9% vs 25.7% in the prior year period. The year-over-year change in both measures largely reflects reductions in discrete tax benefits.

Net Income Per Share (“Earnings Per Share”)
Second quarter 2025 Diluted earnings per share were $0.22 vs $0.03 in the prior year period and Adjusted diluted earnings per share were $0.29 vs $0.32 in the prior year period.

2025 Outlook
“We are adjusting our outlook for 2025 to reflect the year-to-date results, as well as our current expectations for the second half of the year, considering the dynamic external environment and underlying business fundamentals,” said Amit Banati, Chief Financial Officer. “While current results do not reflect the Company’s full potential, I am confident that we are taking the appropriate actions to deliver sustainable value for our shareholders.”

The Company is revising its outlook for Full Year 2025 as follows:
•Net sales and Organic sales are expected to be down low-single-digits, assuming approximately neutral impact from foreign currency translation.
•Adjusted operating income margin is expected to decline year-over-year.
•Adjusted diluted earnings per share are expected to be in the range of $1.00 to $1.05, including a low-single-digit unfavorable impact from foreign currency.

The updated outlook is predicated on the current foreign exchange rates and the estimated impact from tariffs in place as of August 6, 2025.

Kenvue is not able to provide the most directly comparable GAAP measures or reconcile Adjusted operating income margin or Adjusted diluted earnings per share to comparable GAAP measures on a forward-looking basis without unreasonable efforts given the unpredictability of the timing and amounts of discrete items such as foreign exchange, acquisitions or divestitures, which may significantly impact GAAP results.

Strategic Review
As previously announced, the Board has been conducting a comprehensive review of strategic alternatives and has established a Strategic Review Committee to oversee the ongoing process. The strategic review continues to advance and the Board is considering a broad range of potential alternatives, including optimizing the Company’s brand portfolio, while improving execution and enhancing operating performance to accelerate profitable growth and unlock the inherent value in Kenvue.

The Company plans to update shareholders as the strategic review progresses.

Leadership Appointments
The Company has appointed Anindya (Andy) Dasgupta, a nearly 30-year global consumer products industry veteran, as Group President, Asia Pacific, effective July 14, 2025. With extensive leadership experience in health, nutrition, and food and beverage sectors, Mr. Dasgupta has held senior-level regional and global roles across Europe, the U.S., and Asia Pacific at consumer products companies, including GSK, PepsiCo, Fonterra, and Imperial Brands. He brings expertise in commercial strategy, sales, marketing, and business development.

The Company also announced today that Michael (Mike) Wondrasch will be appointed as Kenvue’s new Chief Technology & Data Officer effective August 25, 2025. Mr. Wondrasch brings nearly 30 years of experience at the intersection of technology, digital, and data across global Fortune 100 companies, including Avantor, Bunge, PepsiCo, and AmerisourceBergen. He will succeed Bernardo Tavares, who will remain with the Company through August 29, 2025 to help ensure a smooth transition.

Webcast Information
Kenvue will host a conference call with investors to discuss its second quarter results on Thursday, August 7, 2025 at 8:30 a.m. Eastern Time. The conference call can be accessed by dialing 877-407-8835 from the U.S. or +1 201-689-8779 from international locations. A live webcast of the conference call can also be accessed at investors.kenvue.com, with a replay made available after the live event.

About Kenvue
Kenvue Inc. is the world’s largest pure-play consumer health company by revenue. Built on more than a century of heritage, our iconic brands, including Aveeno®, BAND-AID® Brand, Johnson’s®, Listerine®, Neutrogena®, and Tylenol®, are science-backed and recommended by healthcare professionals around the world. At Kenvue, we realize the extraordinary power of everyday care. Our teams work every day to put that power in consumers’ hands and earn a place in their hearts and homes. Learn more at kenvue.com.

1Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. There are limitations to the use of the non-GAAP financial measures presented herein. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Accordingly, the non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. The Company cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.

The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. The Company believes these measures help improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies. In addition, the Company believes these measures are also among the primary measures used externally by the Company’s investors, analysts, and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in our industry.

Below are definitions and the reconciliation to the most closely related GAAP measures for the non-GAAP measures used in this press release and the related prepared materials and webcast.

Adjusted diluted earnings per share: We define Adjusted diluted earnings per share as Adjusted net income divided by the weighted average number of diluted shares outstanding. Management views this non-GAAP measure as useful to investors as it provides a supplemental measure of the Company’s performance over time.

Adjusted EBITDA margin: We define EBITDA as U.S. GAAP Net income adjusted for interest, provision for taxes, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for restructuring expenses and operating model optimization initiatives, costs incurred in connection with our establishment as a standalone public company (“Separation-related costs”), conversion of stock-based awards, stock-based awards granted to individuals employed by Kenvue as of October 2, 2023 (“Founder Shares”), impairment charges, the impact of the deferred transfer of certain assets and liabilities from Johnson & Johnson in certain jurisdictions (the “Deferred Markets”), and losses on investments. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of U.S. GAAP Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Adjusted effective tax rate: We define Adjusted effective tax rate as U.S. GAAP Effective tax rate adjusted for the tax effects on special item adjustments including amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges, and losses on investments. We also exclude taxes related to the Deferred Markets and taxes related to the Dr.Ci:Labo® asset impairment charges. Management believes this non-GAAP measure is useful to investors as it provides a supplemental measure of the Company’s performance over time.

Adjusted gross profit margin: We define Adjusted gross profit margin (also referred to as “Adjusted gross margin”) as U.S. GAAP Gross profit margin adjusted for amortization of intangible assets, Separation-related costs, conversion of stock-based awards, Founder Shares, and operating model optimization initiatives. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Adjusted net income: We define Adjusted net income as U.S. GAAP Net income adjusted for amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges, the impact of the Deferred Markets, losses on investments, and their related tax impacts (i.e. special items). Adjusted net income excludes the impact of items that may obscure trends in our underlying performance. Management believes this non-GAAP measure is useful to investors as the Company uses Adjusted net income for strategic decision making, forecasting future results, and evaluating current performance.

Adjusted operating income: We define Adjusted operating income as U.S. GAAP Operating income adjusted for amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges, and the impact of the Deferred Markets. Management believes this non-GAAP measure is useful to investors as management uses Adjusted operating income to assess the Company’s financial performance.

Adjusted operating income margin: We define Adjusted operating income margin (also referred to as “Adjusted operating margin”) as Adjusted operating income as a percentage of U.S. GAAP Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Free cash flow: We define Free cash flow as U.S. GAAP Net cash flows from operating activities adjusted for purchases of property, plant, and equipment. Management believes this non-GAAP measure is useful to investors as it provides a view of the Company’s liquidity after deducting capital expenditures, which are considered a necessary component of our ongoing operations.

Organic sales: We define Organic sales as U.S. GAAP Net sales excluding the impact of changes in foreign currency exchange rates and the impact of acquisitions and divestitures. We report changes in Organic sales on a period-over-period basis. Management believes reporting period-over-period changes in Organic sales provides investors with additional, supplemental information that is useful in assessing the Company’s results of operations by excluding the impact of certain items that we believe do not directly reflect our underlying operations.

Cautions Concerning Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements about management’s expectations of Kenvue’s future operating and financial performance, product development, market position, and business strategy. Such forward-looking statements include statements regarding the review of strategic alternatives conducted by the Board and the outcome and timing of the review process. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and other words of similar meaning. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Kenvue and its affiliates. Risks and uncertainties include, but are not limited to: the inability to execute on Kenvue’s business development strategy; inflation and other economic factors, such as interest rate and currency exchange rate fluctuations, as well as existing or proposed tariffs and other constraints on trade both in the U.S. and in foreign markets; the ability to successfully manage local, regional, or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow Kenvue to effect any expected share repurchases and dividend payments; Kenvue’s ability to maintain satisfactory credit ratings and access capital markets, which could adversely affect its liquidity, capital position, and borrowing costs; competition, including technological advances, new products, and intellectual property attained by competitors; challenges inherent in new product research and development; uncertainty of commercial success for new and existing products and digital capabilities; challenges to intellectual property protections including counterfeiting; the ability of Kenvue to successfully execute strategic plans, including Our Vue Forward and other restructuring or cost-saving initiatives; the impact of business combinations and divestitures, including any ongoing or future transactions; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations and other requirements imposed by stakeholders; changes in behavior and spending patterns of consumers; natural disasters, acts of war, or terrorism, catastrophes, or epidemics, pandemics, or other disease outbreaks; financial instability of international economies and legal systems and sovereign risk; the inability to realize the benefits of the separation from Kenvue’s former parent, Johnson & Johnson; the risk of disruption or unanticipated costs in connection with the separation; the outcome and timing of the strategic review process, which may be suspended or modified at any time; the possibility that the Company may decide not to undertake a strategic alternative following the Board’s strategic review process; the Company’s inability to consummate any proposed strategic alternative resulting from the strategic review due to, among other things, market, regulatory and other factors; the potential for disruption to the Company’s business resulting from the strategic review process; and potential adverse effects on the Company’s stock price from the announcement, suspension or consummation of the strategic review process and the results thereof. A further list and descriptions of these risks, uncertainties, and other factors can be found in Kenvue’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings, available at kenvue.com or on request from Kenvue. Any forward-looking statement made in this release speaks only as of the date of this release. Kenvue undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or developments or otherwise.

Contacts
Investor Relations:
Sofya Tsinis
Kenvue_IR@kenvue.com

Media Relations:
Melissa Witt
media@kenvue.com

Kenvue Inc.
Condensed Consolidated Statements of Operations
(Unaudited; Dollars in Millions, Except Per Share Data; Shares in Millions)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net sales	$3,839	$4,000	$7,580	$7,894
Cost of sales	1,578	1,635	3,151	3,287
Gross profit	2,261	2,365	4,429	4,607
Selling, general, and administrative expenses	1,504	1,641	3,041	3,214
Restructuring expenses	60	48	120	89
Impairment charges	—	510	—	578
Other operating expense, net	5	12	18	22
Operating income	692	154	1,250	704
Other expense (income), net	10	(3)	16	25
Interest expense, net	94	92	188	187
Income before taxes	588	65	1,046	492
Provision for taxes	168	7	304	138
Net income	$420	$58	$742	$354

Net income per share
Basic	$0.22	$0.03	$0.39	$0.18
Diluted	$0.22	$0.03	$0.39	$0.18
Weighted-average number of shares outstanding
Basic	1,919	1,915	1,917	1,915
Diluted	1,928	1,920	1,927	1,920

Organic Sales Change
The following tables present a reconciliation of the change in Net sales, as reported, to the change in Organic sales, a non-GAAP measure for the periods presented:

	Fiscal Three Months Ended June 29, 2025 vs. June 30, 2024
	Reported Net Sales Change	Impact of Foreign Currency	Acquisitions and Divestitures	Organic Sales Change
(Unaudited)				Total Organic Sales Change	Price/Mix(1)	Volume
Self Care	(4.9)%	1.0%	—%	(5.9)%	(0.1)%	(5.8)%
Skin Health and Beauty	(4.0)	(0.1)	(0.2)	(3.7)	(2.3)	(1.4)
Essential Health	(2.9)	(0.5)	—	(2.4)	(0.6)	(1.8)
Total	(4.0)%	0.3%	(0.1)%	(4.2)%	(0.9)%	(3.3)%

	Fiscal Six Months Ended June 29, 2025 vs. June 30, 2024
	Reported Net Sales Change	Impact of Foreign Currency	Acquisitions and Divestitures	Organic Sales Change
(Unaudited)				Total Organic Sales Change	Price/Mix(1)	Volume
Self Care	(3.3)%	(0.5)%	—%	(2.8)%	0.1%	(2.9)%
Skin Health and Beauty	(5.6)	(1.1)	(0.3)	(4.2)	(2.1)	(2.1)
Essential Health	(3.4)	(2.1)	—	(1.3)	(0.3)	(1.0)
Total	(4.0)%	(1.2)%	(0.1)%	(2.7)%	(0.6)%	(2.1)%
(1) Price/Mix reflects value realization.

Total Segment Net Sales and Adjusted Operating Income
Segment Net sales for the periods presented were as follows:

	Net Sales
	Fiscal Three Months Ended		Fiscal Six Months Ended
(Unaudited; Dollars in Millions)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Self Care	$1,555	$1,635	$3,222	$3,333
Skin Health and Beauty	1,059	1,103	2,036	2,157
Essential Health	1,225	1,262	2,322	2,404
Total segment net sales	$3,839	$4,000	$7,580	$7,894

Segment Adjusted operating income for the periods presented was as follows:

	Adjusted Operating Income
	Fiscal Three Months Ended		Fiscal Six Months Ended
(Unaudited; Dollars in Millions)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Self Care Adjusted operating income	$527	$534	$1,093	$1,135
Skin Health and Beauty Adjusted operating income	149	165	241	311
Essential Health Adjusted operating income	351	359	590	623
Total	$1,027	$1,058	$1,924	$2,069
Reconciliation to Adjusted operating income (non-GAAP):
Depreciation(1)	78	69	151	144
General corporate/unallocated expenses	90	89	169	176
Other operating expense, net	5	12	18	22
Other—impact of Deferred Markets	(16)	(23)	(25)	(39)
Adjusted operating income (non-GAAP)	$870	$911	$1,611	$1,766
Reconciliation to Income before taxes:
Amortization of intangible assets(2)	64	72	127	146
Separation-related costs(3)	24	79	62	146
Restructuring expenses and operating model optimization initiatives(4)	68	58	135	108
Conversion of stock-based awards	1	6	4	28
Other—impact of Deferred Markets	16	23	25	39
Founder Shares	5	9	8	17
Impairment charges(5)	—	510	—	578
Operating income	$692	$154	$1,250	$704
Other expense (income), net	10	(3)	16	25
Interest expense, net	94	92	188	187
Income before taxes	$588	$65	$1,046	$492
(1) Depreciation consists of depreciation of property, plant, and equipment and amortization of integration and development costs capitalized in connection with cloud computing arrangements.
(2) Relates to the amortization of definite-lived intangible assets (primarily trademarks, trade names, and customer lists) over their estimated useful lives.
(3) Separation-related costs relate to non-recurring costs incurred in connection with our establishment of Kenvue as a standalone public company. Separation-related costs are composed of the following:

	Fiscal Three Months Ended		Fiscal Six Months Ended
(Unaudited; Dollars in Millions)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Information technology and other	$18	$68	$51	$128
Legal entity name change	6	11	11	18
Total Separation-related costs	$24	$79	$62	$146
Information technology and other costs primarily relates to the disentanglement of systems and the costs associated with the discontinuation of certain information technology assets. We do not expect that Separation-related costs will be recorded subsequent to the fiscal third quarter of 2025.

(4) Restructuring expenses and operating model optimization initiatives, which relate to the 2024 Multi-Year Restructuring Initiative, are composed of the following:

	Fiscal Three Months Ended		Fiscal Six Months Ended
(Unaudited; Dollars in Millions)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Employee-related costs (one-time severance and other termination benefits)	$21	$29	$46	$64
Information technology and project-related costs	47	18	87	31
Other implementation costs	—	11	2	13
Total Restructuring expenses and operating model optimization initiatives	$68	$58	$135	$108
(5) Impairment charges includes $488 million recognized in the fiscal three months ended June 30, 2024 in relation to Dr.Ci:Labo® long-lived assets, $68 million recognized in the fiscal three months ended March 31, 2024 on the held for sale asset associated with the Company’s former corporate headquarters in Skillman, New Jersey, and $22 million recognized in the fiscal three months ended June 30, 2024 on certain software development assets.

Non-GAAP Financial Information
The following tables present reconciliations of GAAP to non-GAAP for the periods presented:

	Fiscal Three Months Ended June 29, 2025
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$3,839	—		$3,839

Gross profit	$2,261	77	(a)	$2,338
Gross profit margin	58.9%			60.9%

Operating income	$692	178	(a)-(c)	$870
Operating income margin	18.0%			22.7%

Net income	$420	140	(a)-(d)	$560
Net income margin	10.9%			14.6%
Interest expense, net	$94
Provision for taxes	$168
Depreciation and amortization	$142
EBITDA (non-GAAP)	$824	114	(b)-(c), (e)	$938
EBITDA margin (non-GAAP)	21.5%			24.4%

Detail of Adjustments
	Cost of Sales	SG&A/Restructuring Expenses	Other Operating Expense, Net	Provision for Taxes	Total
Amortization of intangible assets(1)	$64	$—	$—	$—	$64
Restructuring expenses(2)	—	60	—	—	60
Operating model optimization initiatives(2)	6	2	—	—	8
Separation-related costs (including conversion of stock-based awards and Founder Shares)(3)	7	23	—	—	30
Impact of Deferred Markets—minority interest expense	—	—	6	—	6
Impact of Deferred Markets—provision for taxes	—	—	10	(10)	—
Tax impact on special item adjustments	—	—	—	(28)	(28)
Total	$77	$85	$16	$(38)	$140
	(a)	(b)	(c)	(d)
Cost of sales less amortization	$13
	(e)

	Fiscal Three Months Ended June 30, 2024
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$4,000	—		$4,000

Gross profit	$2,365	99	(a)	$2,464
Gross profit margin	59.1%			61.6%

Operating income	$154	757	(a)-(d)	$911
Operating income margin	3.9%			22.8%

Net income	$58	553	(a)-(e)	$611
Net income margin	1.5%			15.3%
Interest expense, net	$92
Provision for taxes	$7
Depreciation and amortization	$141
EBITDA (non-GAAP)	$298	685	(b)-(d), (f)	$983
EBITDA margin (non-GAAP)	7.5%			24.6%

Detail of Adjustments
	Cost of Sales	SG&A/Restructuring Expenses	Impairment Charges	Other Operating Expense, Net	Provision for Taxes	Total
Amortization of intangible assets(1)	$72	$—	$—	$—	$—	$72
Restructuring expenses(2)	—	48	—	—	—	48
Operating model optimization initiatives(2)	9	1	—	—	—	10
Separation-related costs (including conversion of stock-based awards and Founder Shares)(3)	18	76	—	—	—	94
Impairment charges(4)	—	—	510	—	(151)	359
Impact of Deferred Markets—minority interest expense	—	—	—	9	—	9
Impact of Deferred Markets—provision for taxes	—	—	—	14	(14)	—
Tax impact on special item adjustments	—	—	—	—	(39)	(39)
Total	$99	$125	$510	$23	$(204)	$553
	(a)	(b)	(c)	(d)	(e)
Cost of sales less amortization	$27
	(f)

	Fiscal Six Months Ended June 29, 2025
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$7,580	—		$7,580

Gross profit	$4,429	154	(a)	$4,583
Gross profit margin	58.4%			60.5%

Operating income	$1,250	361	(a)-(c)	$1,611
Operating income margin	16.5%			21.3%

Net income	$742	283	(a)-(d)	$1,025
Net income margin	9.8%			13.5%
Interest expense, net	$188
Provision for taxes	$304
Depreciation and amortization	$278
EBITDA (non-GAAP)	$1,512	234	(b)-(c), (e)	$1,746
EBITDA margin (non-GAAP)	19.9%			23.0%

Detail of Adjustments
	Cost of Sales	SG&A/Restructuring Expenses	Other Operating Expense, Net	Provision for Taxes	Total
Amortization of intangible assets(1)	$127	$—	$—	$—	$127
Restructuring expenses(2)	—	120	—	—	120
Operating model optimization initiatives(2)	12	3	—	—	15
Separation-related costs (including conversion of stock-based awards and Founder Shares)(3)	15	59	—	—	74
Impact of Deferred Markets—minority interest expense	—	—	10	—	10
Impact of Deferred Markets—provision for taxes	—	—	15	(15)	—
Tax impact on special item adjustments	—	—	—	(63)	(63)
Total	$154	$182	$25	$(78)	$283
	(a)	(b)	(c)	(d)
Cost of sales less amortization	$27
	(e)

	Fiscal Six Months Ended June 30, 2024
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$7,894	—		$7,894

Gross profit	$4,607	202	(a)	$4,809
Gross profit margin	58.4%			60.9%

Operating income	$704	1,062	(a)-(d)	$1,766
Operating income margin	8.9%			22.4%

Net income	$354	804	(a)-(f)	$1,158
Net income margin	4.5%			14.7%
Interest expense, net	$187
Provision for taxes	$138
Depreciation and amortization	$290
EBITDA (non-GAAP)	$969	947	(b)-(e), (g)	$1,916
EBITDA margin (non-GAAP)	12.3%			24.3%

Detail of Adjustments
	Cost of Sales	SG&A/Restructuring Expenses	Impairment Charges	Other Operating Expense, Net	Other Expense (Income), Net	Provision for Taxes	Total
Amortization of intangible assets(1)	$146	$—	$—	$—	$—	$—	$146
Restructuring expenses(2)	—	89	—	—	—	—	89
Operating model optimization initiatives(2)	15	4	—	—	—	—	19
Separation-related costs (including conversion of stock-based awards and Founder Shares)(3)	41	150	—	—	—	—	191
Impairment charges(4)	—	—	578	—	—	(151)	427
Impact of Deferred Markets—minority interest expense	—	—	—	16	—	—	16
Impact of Deferred Markets—provision for taxes	—	—	—	23	—	(23)	—
Losses on investments(5)	—	—	—	—	31	—	31
Tax impact on special item adjustments	—	—	—	—	—	(115)	(115)
Total	$202	$243	$578	$39	$31	$(289)	$804
	(a)	(b)	(c)	(d)	(e)	(f)
Cost of sales less amortization	$56
	(g)
(1) Relates to the amortization of definite-lived intangible assets (primarily trademarks, trade names, and customer lists) over their estimated useful lives.

(2) Restructuring expenses and operating model optimization initiatives, which relate to the 2024 Multi-Year Restructuring Initiative, are composed of the following:

	Fiscal Three Months Ended		Fiscal Six Months Ended
(Unaudited; Dollars in Millions)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Employee-related costs (one-time severance and other termination benefits)	$21	$29	$46	$64
Information technology and project-related costs	47	18	87	31
Other implementation costs	—	11	2	13
Total Restructuring expenses and operating model optimization initiatives	$68	$58	$135	$108
(3) Separation-related costs relate to non-recurring costs incurred in connection with our establishment of Kenvue as a standalone public company. Separation-related costs, including the impact of the conversion of stock-based compensation awards and the incremental stock-based compensation from the issuance of the Founder Shares, are composed of the following:

	Fiscal Three Months Ended		Fiscal Six Months Ended
(Unaudited; Dollars in Millions)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Information technology and other	$18	$68	$51	$128
Legal entity name change	6	11	11	18
Separation-related costs	$24	$79	$62	$146
Conversion of stock-based awards	1	6	4	28
Founder Shares	5	9	8	17
Total	$30	$94	$74	$191
Information technology and other costs primarily relates to the disentanglement of systems and the costs associated with the discontinuation of certain information technology assets. We do not expect that Separation-related costs will be recorded subsequent to the fiscal third quarter of 2025.
(4) Impairment charges includes $488 million recognized in the fiscal three months ended June 30, 2024 in relation to Dr.Ci:Labo® long-lived assets, $68 million recognized in the fiscal three months ended March 31, 2024 on the held for sale asset associated with the Company’s former corporate headquarters in Skillman, New Jersey, and $22 million recognized in the fiscal three months ended June 30, 2024 on certain software development assets.
(5) Relates to impairment charges incurred to write off a portion of the Company’s equity investment balance.
The following table presents reconciliations of the Effective tax rate, as reported, to Adjusted effective tax rate for the periods presented:

	Fiscal Three Months Ended		Fiscal Six Months Ended
(Unaudited)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Effective tax rate	28.6%	10.8%	29.1%	28.0%
Adjustments:
Tax-effect on special item adjustments	(1.9)	(2.9)	(2.2)	(3.1)
Dr.Ci:Labo® Impairment	—	17.3	—	1.4
Taxes related to Deferred Markets	0.2	0.5	0.2	0.5
Other	—	—	—	0.1
Adjusted Effective tax rate (non-GAAP)	26.9%	25.7%	27.1%	26.9%

The following table presents a reconciliation of Effective tax rate, as forecasted on a U.S. GAAP basis, to forecasted Adjusted effective tax rate for fiscal year 2025:

Fiscal Year 2025
(Unaudited)	Forecast
Effective tax rate	28.5% - 29.5%
Adjustments:
Tax-effect on special item adjustments	(3.2)
Taxes related to Deferred Markets	0.2
Adjusted Effective tax rate (non-GAAP)	25.5% - 26.5%

The following table presents a reconciliation of Diluted earnings per share, as reported, to Adjusted diluted earnings per share for the periods presented:

	Fiscal Three Months Ended		Fiscal Six Months Ended
(Unaudited)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Diluted earnings per share	$0.22	$0.03	$0.39	$0.18
Adjustments:
Separation-related costs	0.01	0.04	0.03	0.08
Restructuring expenses and operating model optimization initiatives	0.04	0.03	0.07	0.06
Impairment charges	—	0.27	—	0.30
Amortization of intangible assets	0.03	0.04	0.07	0.08
Losses on investments	—	—	—	0.02
Tax impact on special item adjustments	(0.01)	(0.10)	(0.03)	(0.14)
Other	—	0.01	—	0.02
Adjusted diluted earnings per share (non-GAAP)	$0.29	$0.32	$0.53	$0.60

The following table presents a reconciliation of Net cash flows from operating activities, as reported, and Purchases of property, plant, and equipment, as reported, to Free cash flow for the periods presented:

	Fiscal Six Months Ended
(Unaudited; Dollars in Billions)	June 29, 2025	June 30, 2024
Net cash flows from operating activities	$1.0	$0.7
Purchases of property, plant, and equipment	(0.3)	(0.2)
Free cash flow (non-GAAP)	$0.8	$0.5
Note: Numbers may not foot due to rounding

Other Supplemental Financial Information
The following table presents the Company’s Net sales by geographic region for the periods presented:

	Fiscal Three Months Ended		Fiscal Six Months Ended
(Unaudited; Dollars in Millions)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net sales by geographic region
North America	$1,878	$2,020	$3,735	$3,893
Europe, Middle East, and Africa	929	878	1,813	1,783
Asia Pacific	706	780	1,400	1,546
Latin America	326	322	632	672
Total Net sales by geographic region	$3,839	$4,000	$7,580	$7,894

The following table presents the Company’s Research and development expenses for the periods presented. Research and development expenses are included within Selling, general, and administrative expenses.

	Fiscal Three Months Ended		Fiscal Six Months Ended
(Unaudited; Dollars in Millions)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Research & Development	$91	$105	$190	$205

The following table presents the Company’s Cash and cash equivalents, Total debt, and Net debt balance as of the periods presented:

(Unaudited; Dollars in Billions)	June 29, 2025	December 29, 2024
Cash and cash equivalents	$1.1	$1.1
Total debt	(8.6)	(8.6)
Net debt	$(7.5)	$(7.5)